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                                                                 EXHIBIT 10.22


                                ALTA PETROLEUM
                        240 SAINT PAUL ST., SUITE 310
                         DENVER, COLORADO 80206-5115



April 4, 1997


DELIVERED

PERSONAL & CONFIDENTIAL



Java Centrale, Inc.
1610 Arden Way, Suite 145
Sacramento, CA 95815

ATTENTION:  Mr. Richard D. Shannon

Dear Mr. Shannon:

RE:  ADDITIONAL BRIDGE LOAN ADVANCE

We refer to our existing Bridge Loan Agreement dated January 29, 1997 (the "Original Loan Agreement") and your short term cash requirements. We are prepared to advance an additional One Hundred Twenty-Five Thousand (U.S. $125,000.00) Dollars U.S. on April 7, 1997 on the same terms and conditions as the Original Loan Agreement, excepting only the following clauses which shall replace the "Repayment" and "Conversion" clauses of the Original Loan Agreement.

REPAYMENT:     Principal and accrued interest may be repaid at any time and shall be repaid in full out of the proceeds of any refinancing of greater than Five Hundred Thousand ($500,000) Dollars or sale of any of the assets of the Company or its subsidiary, concluded by the Company during the Term.

CONVERSION:    The principal outstanding may be converted, in whole or in part, into common stock of Java at any time during the term, upon written notice to the company, at a price equal to Fifty
               ($.50) Cents per share (to a maximum of Eight Hundred Fifty
               Thousand (850,000) shares). Java will use its best efforts to register the shares for trading prior to the expiring of the term.

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                                                                 EXHIBIT 10.22


April 4, 1997
Page: 2


We trust that the foregoing is in accord with our discussions and if so you should sign and return one copy of this letter.

Yours truly,

ALTA PETROLEUM, INC.



Lyle P. Edwards
Vice-President

RDS/pm
encl.



ACKNOWLEDGED AND AGREED TO THIS
_____ DAY OF APRIL, 1997

JAVA CENTRALE, INC.

Per: /s/
    --------------------------------
        Richard D. Shannon
        Chairman

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                                                                 EXHIBIT 10.22


                               PROMISSORY NOTE


$125,000                                                        April 7, 1997
U.S. Dollars



     FOR VALUE RECEIVED the undersigned, JAVA CENTRALE, INC., promises to pay to or to the order of ALTA PETROLEUM, INC. at DENVER, COLORADO, on or before the 31st day of May, 1997, the sum of ONE HUNDRED TWENTY FIVE THOUSAND ($125,000) DOLLARS, UNITED STATES FUNDS, together with interest thereon at an annual rate of FOURTEEN (14%) Percent Payable monthly until May 31, 1997 and thereafter at an annual rate equal to SIXTEEN (16%) Percent, payable monthly.

     The undersigned hereby waives presentment for payment, notice of protest and notice of non-payment. No time given to or security taken from or composition or arrangements entered into with any party hereto shall prejudice the rights of the holder to proceed against any other party.